December 8, 2015 26th Annual Oppenheimer Healthcare Conference Exhibit 99.1

Cautionary Note Regarding Presentation Information This presentation contains forward-looking statements, including statements about our plans to develop and commercialize our product candidates, our planned clinical trials for KP201/APAP and our other prodrug product candidates, the timing of and our ability to obtain and maintain regulatory approvals for our product candidates, including expectations about our ability to use the 505(b)(2) pathway and expedited FDA review, the clinical utility of our product candidates and our intellectual property position. These statements involve substantial known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. The forward-looking statements in this presentation represent our views as of the date of this presentation. These and other risks concerning our business are described in additional detail in our Registration Statement on Form S-1 (Registration No. 333-202660) declared effective April 15, 2015, and our other Periodic and Current Reports filed with the Securities and Exchange Commission. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this presentation. Further, the information contained in this presentation speaks only as the date hereof. While we may elect to update the information in this presentation in the future, we disclaim any obligation to do so except to the extent required by applicable law. This presentation also contains estimates and other statistical data made by independent parties and by us relating to market size and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk. Any information in this presentation provided by IMS Health Incorporated (IMS) is an estimate derived from the use of information under license from the following IMS Health information service: IMS National Sales Perspectives and NPA Audits, in each case, for the period of January 2011 to September 2014. IMS expressly reserves all rights, including rights of copying, distribution and republication.

KemPharm Overview Specialty pharmaceutical company discovering and developing novel prodrugs Leverage LAT Platform Technology to improve the attributes of approved drugs in large markets 505(b)(2) pathway reduces risk and expense Composition-of-matter patent protection KP201/APAP has the potential to be the first FDA approved abuse-deterrent IR hydrocodone/APAP product NDA submission anticipated in 4Q 2015 IR hydrocodone is the highest prescribed opioid in the U.S. Pipeline of product candidates in pain, ADHD and other CNS disorders

Management Team Travis C. Mickle, PhD President and CEO Gordon K. Johnson CBO Tracy M. Woody CCO R. LaDuane Clifton CFO Sven Guenther, PhD EVP of R&D

Ligand Activated Therapy (LAT) Platform Technology Select FDA-approved and widely prescribed drug for improvement Chemically modify using a ligand to create a prodrug Ligands – GRAS or demonstrated to be safe Prodrugs generate composition-based patents Following ingestion, normal human metabolic processes cleave the ligand and release the active drug Proprietary to KemPharm and is applicable across therapeutic areas Amenable to both immediate and extended release formulations Approved Drug with Sub-Optimal Properties Prodrug with Improved Attributes Cleaved Drug through Human Metabolic Process Ligand LAT LAT LAT

Pipeline of Multiple Product Candidates Multiple Other Compounds in Pre-Discovery Stage

Advancing Opioid Abuse-Deterrent Technology High Tamper Resistance KemPharm’s Molecular Based Abuse-Deterrent Technology Crushing or Physical Manipulation Extraction Chemical Hydrolysis Neutralization and/or Isolation Many Formulation-Based Abuse-Deterrent Opioids Crushing or Physical Manipulation Extraction Traditional Opioids No Tamper Resistance Number and complexity of steps required to access abusable opioids

Opioid Abuse-Deterrent Landscape

Treatment of Acute Moderate to Moderately Severe Pain KP201/APAP Overview

KP201/APAP Product Features Molecular-Based Abuse-Deterrent Technology Composition-of-Matter Patent Protection Until 2031 No Generic Equivalent Product (Benzhydrocodone) Prodrug composed of hydrocodone and a generally regarded as safe (GRAS) ligand Bioequivalent, No Food Effect, Convenient Dosing Planning NDA submission in 4Q 2015 with priority review anticipated Recently completed Human Abuse Liability Program in humans

Large Market Opportunity Hydrocodone is associated with more drug abuse and diversion than any other licit or illicit opioid(1) IR hydrocodone in combination with acetaminophen is the most frequently prescribed opioid in the U.S.(2) IR hydrocodone/APAP products accounted for 127.4 million prescriptions in the U.S. in 2013(2) Assuming 14 days therapy prescribed and QID dosing, 127.4 million prescriptions translates into over 7 billion tablets per year (1) DEA website. (2) IMS Health Incorporated.

Survey Data Indicates Large Hydrocodone Abuse Problem*


Past 30-Day Opioid Abuse per 100 Assessments
Rate per 100 ASI-MV assessments
12.00
10.00
8.00
6.00
4.00
2.00
0.00
Hydrocodone IR combination products
Oxycodone IR combination products
Oxycodone IR single-entity (SE) products
All other IR prescription opioids
All ER/LA opioids
All ADF ER/LA opioids
All Non-ADF ER/LA opioids

*Surveyed from January 2012 through September 2014. Total sample included 151,704 adult assessments from 743 centers located in 42 states. Abuse prevalence and patterns for immediate-release hydrocodone combination products. Theresa A. Cassidy, MPH, Eileen M. Thorley, MPH, Taryn Dailey, Stephen F. Butler, PhD; Inflexxion, Inc., Newton MA; Presented at PAINWeek2015, September 8-12, 2015, Las Vegas, NV. Prepared by Inflexxion, Inc. with support from KemPharm Inc.

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Age at First IR Hydrocodone Use Among Lifetime Users*


70%
60%
50%
40%
30%
20%
10%
0%
59.7%
20.8%
9.4%
10.1%
10 to 13
14 to 18
19-25
Greater than 25
Age at First Use

*Survey participants were recruited between December 2014 and March 2015 on Bluelight.org.
Patterns of abuse of hydrocodone combination products: Results from an internet survey of recreational drug users. Theresa A. Cassidy, MPH, Natasha K. Oyedele, MPH, Jared Beaumont, MPH, Stephen F. Butler, PhD; Inflexxion, Inc., Newton MA; Presented at PAINWeek2015, September 8-12, 2015, Las Vegas, NV. Prepared by Inflexxion, Inc. with support from KemPharm Inc.

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KP201.T01, KP201.T02 and KP201.T03 Tampering Studies KP201/APAP tampering studies designed to evaluate: The potential of extraction of the KP201 prodrug from the tablet formulation and its conversion into active hydrocodone The properties that reduce the likelihood of IV abuse of KP201/APAP The potential to abuse KP201/APAP by smoking Data announced on September 30, 2015 Under all conditions tested (>1,000), the amount of hydrocodone released from KP201 was less than the amount of hydrocodone released from HB/APAP tabs Extraction from KP201/APAP yielded mostly inactive KP201, while hydrocodone was efficiently extracted from HB/APAP under the same conditions

KP201.T01, KP201.T02 and KP201.T03 Tampering Studies (cont’d) Greater than 90% of all conditions tested for extraction yielded no hydrocodone released from KP201/APAP Conditions that led to any release of hydrocodone from KP201/APAP required harsh chemicals and usually heat, by comparison, hydrocodone was extracted from HB/APAP tablets with only water Traditional means of preparing a drug for injection were not suitable for KP201/APAP, yielding only inactive KP201, while up to 100% of hydrocodone could be extracted from HB/APAP by the same process Cold water extraction yielded no free hydrocodone from KP201/APAP Smoking or freebasing of KP201/APAP tablets was not possible Smoking of the KP201 API itself after extraction yielded no hydrocodone, by comparison, it was possible to smoke the hydrocodone API

KP201.A01 Human Abuse Liability Trial Oral Human Abuse Liability Trial Compared the drug likability, exposure levels and safety of KP201/APAP compared to Norco after oral administration Single-center, randomized, double-blind, active- and placebo-controlled crossover trial (62 subjects completed the study) Data announced on June 11, 2015 Lower exposure to hydrocodone at the highest dose levels Lower incidence of hypoxia across the same dosage levels, suggestive of the potential for improved safety

KP201.A02 Human Abuse Liability Trial Intranasal KP201/APAP Human Abuse Liability Trial Assessed the drug likability, exposure levels and safety of KP201/APAP compared to Norco after crushing and intranasal (IN) administration Single-center, randomized, double-blind trial (n=42) Data announced on October 21, 2015 Significant PK differences for IN KP201/APAP vs. IN Norco®: Increase in time to achieve peak exposure (Tmax)(p = 0.0001) Lower peak hydrocodone exposure (Cmax) for KP201/APAP (p = 0.0027) Statistically significant reduction in hydrocodone exposure through peak drug effect Drug liking through peak effect (2.0 hours) was lower for IN KP201/APAP vs. IN Norco® (p<0.0001)

KP201.A03 Intranasal PK Trial Intranasal KP201 (API) PK Trial Assesses the drug exposure levels of KP201 (API) compared to hydrocodone bitartrate after intranasal administration Single-center, randomized, double-blind trial (n=24) Data announced on August 13, 2015 36% decrease in peak hydrocodone exposure (Cmax) for KP201 compared to hydrocodone bitartrate (HB) when taken intranasally Time to peak hydrocodone exposure (Tmax) delayed by one hour Decreased overall exposure to hydrocodone released from KP201 vs. HB especially in early time points (82% decrease in AUC0-0.5h and 63% decrease in AUC0-1.5h)

Summary Trial Results: Abuse Quotient (AQ)[1]

Rank[2]	Treatment	RoA	Dose Units (mg)	AQ (SD)[3] (ng/mL/hrs)
1	**KP201 API**	**IN**	**2 (13.34)**	**17.0 (11.6)**
2	**KP201/APAP**	**IN**	**2 (13.34/650)**	**31.9 (18.4)**
3	HB/APAP	PO	2 (15/650)	34.5 (23.3)
4	KP201/APAP	PO	2 (13.34/650)	38.6 (21.8)
5	HB/APAP	IN	2 (15/650)	56.5 (43.8)
6	HB API	IN	2 (15)	87.3 (69.0)
7	KP201/APAP	PO	4 (26.68/1300)	99.6 (58.9)
8	HB/APAP	PO	4 (30/1300)	99.7 (57.1)
9	KP201/APAP	PO	8 (53.36/2600)	204.8 (125.2)
10	HB/APAP	PO	8 (60/2600)	222.7 (125.1)
11	KP201/APAP	PO	12 (80.04/3900)	287.8 (189.8)
12	HB/APAP	PO	12 (90/3900)	329.7 (201.9)

1. Abuse Quotient (AQ) = Cmax/Tmax.
2. All treatments from studies KP201.A01, KP201.A02 and KP201.A03 are ranked from the smallest to largest abuse quotient.
3. Standard Deviation (SD).

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KP201/APAP Commercial Strategy If approved for marketing, KemPharm has many potential avenues to commercialize KP201/APAP, including but not limited to, a collaboration or establishing a specialist U.S. sales force Potential global / U.S.-based deal targeting large prescriber base, including primary care physicians Utilize contract sales force(s) Collaboration Specialist sales force targeting pain thought leaders, pain management specialists and high prescribing health care professionals License international commercial rights to one or more collaborators Specialist U.S. Sales Force

State Legislative Initiatives


WA
OR
CA
NV
ID
MT
WY
UT**
CO**
AZ
NM*
ND
SD
NE
KS
OK
TX
MN
IA
MO
AR
LA
WI
IL
MI
IN
OH
KY
TN**
MS
AL
GA
FL
SC
NC
VA*
WV
PA
NY
ME
NH*
VT
MA
RI
CT
NJ
DE
MD
Introduced
Passed & signed by Governor, not yet enacted
Enacted into law
None

*Bill requires a study of AD inclusion on formularies
**Bill has been converted or deferred to a study

Source: Legiscan.com November 2015

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KP201/APAP Milestones Human Bioequivalence Preclinical Abuse Deterrence / Tamper Resistance Oral Human Abuse Liability Trial Intranasal Human Abuse Liability Trial Intranasal PK Trial Anticipated NDA Submission 4Q 2015 Anticipated NDA Approval (with priority review) As Early as Mid-2016 Anticipated DEA Scheduling and Product Launch As Early as 2017

Treatment of Moderate to Severe Pain KP511/ER Overview

KP511/ER Product Overview KP511/ER is an ER formulation of KP511, a prodrug of hydromorphone IR bioequivalent release of hydromorphone demonstrated in rats Potential valuable properties based on preclinical data Significantly reduced IN and IV bioavailability (abuse deterrence) Highly tamper resistant Limited oral bioavailability at high doses (overdose protection) Composition-based patent expires in 2032 Potential for POC data in 2016 and utilization of the 505(b)(2) regulatory pathway

KP511/ER Reduced Abuse Potential Intranasal PK Curves Intravenous PK Curves Note: HM refers to hydromorphone hydrochloride. Studies conducted in rats. 2.0 mg/kg (hydromorphone eq.) Average data from 2 studies (N=10) %-AUC = 25% %-Cmax = 22% 0.2 mg/kg (hydromorphone eq.) 1 study (N=5) %-AUC = 5% %-Cmax = 6%

KP511/ER Potential Oral Overdose Protection AUC Note: HM refers to hydromorphone hydrochloride. Studies conducted in rats.

Treatment for ADHD KP415 Overview

KP415 Overview Prodrug of methylphenidate Branded formulations of methylphenidate (Concerta, Focalin and Ritalin) accounted for sales of $1.1 billion in 2014(1) Potential features and benefits Controlled release methylphenidate Reduced abuse potential Suitable for more patient compliant dosage form Highly water soluble Oral thin film, orally dissolving tablet, liquid, chewable Potential for POC data in 2016 Public filings.

KemPharm Expected News Flow

Product	Event	Date
KP201/APAP	NDA Submission	4Q 2015
KP201/IR (APAP-free)	IND Filing	2Q 2016
KP201/APAP	NDA Approval (Priority Review)	As Early as Mid-2016
KP201/APAP	DEA Scheduling and Product Launch	As Early as 2017
KP511/ER	Human POC	2016
KP415	Human POC	2016
KP606/IR	Human POC	2017
KP201/IR (APAP-free)	NDA Submission	2017

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3Q 2015 Update Cash and cash equivalents of $59.0 million as of September 30, 2015 A decrease of $5.2 million vs. $64.2 million as of June 30, 2015 3Q 2015 net loss was $9.7 million vs. $7.1 million for 3Q 2014 Increase in net loss year-over-year primarily due to KP201/APAP R&D, increased G&A expense and increase in non-cash interest expense $35 million available under the $60 million Deerfield facility: $10 million optionally available upon NDA acceptance $25 million optionally available upon NDA approval 14,241,562 common shares outstanding at September 30, 2015

For additional information please contact: Gordon K. “Rusty” Johnson rjohnson@kempharm.com 321-939-3416